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                                                                     EXHIBIT 5.1


                          [RUDNICK & WOLFE LETTERHEAD]

                                  April 3, 1995

                                                           WRITER'S DIRECT LINE.
                                                                    312/368-4012

The Board of Directors
Kuhlman Corporation
1 Skidaway Village Walk
Suite 201
Savannah, Georgia 31411

Dear Sirs:

          We have examined the registration statement filed with the Securities and Exchange Commission on March 17, 1995 (Registration Statement No. 33-58133) and all amendments thereto filed on or before the date of this opinion for registration under the Securities Act of 1933, as amended, shares of common stock, par value $1.00 per share, of Kuhlman Corporation (the "Company") to be issued in connection with the merger ("Merger") of a wholly-owned subsidiary of the Company with and into Schwitzer, Inc., a Delaware corporation. We have examined pertinent corporate documents and records of the Company, including its Certificate of Incorporation as proposed to be amended and its By-Laws, and we are familiar with the corporate proceedings had and contemplated in connection with the issuance of such shares by the Company. We have also made such other examinations as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

          On the basis of the foregoing, we are of the opinion that, upon effectiveness of the proposed amendment to the Certificate of Incorporation, the shares of common stock to be offered by the Company in the Merger will have been duly authorized, and, when issued in connection with the Merger on the basis referred to in the aforementioned registration statement, such shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the prospectus under the caption "Legal Matters."



                                           Very truly yours,

                                           RUDNICK & WOLFE

                                           By: /s/ Hal M. Brown
                                              -------------------------------
                                               Hal M. Brown,
                                               a partner


/lw